Exhibit 21
Exhibit 21
L3HARRIS TECHNOLOGIES INC.
SUBSIDIARIES AS OF FEBRUARY 16, 2024
(100% direct or indirect ownership by L3Harris Technologies, Inc., unless otherwise noted)

Name of Subsidiary	State or Other Jurisdiction of Incorporation
Aerojet International, Inc.	California
Aerojet Ordnance Tennessee, Inc.	Tennessee
Aerojet Rocketdyne Coleman Aerospace, Inc.	Delaware
Aerojet Rocketdyne Holdings, Inc.	Delaware
Aerojet Rocketdyne of DE, Inc.	Delaware
Aerojet Rocketdyne, Inc.	Ohio
Airline Placement Limited	United Kingdom
ARDE Barinco, Inc.	New Jersey
ARDE, Inc.	New Jersey
Asian Aviation Training Centre Ltd.	Thailand
Aviation Communication & Surveillance Systems, LLC*	Delaware
Azimuth Security Trust	Australia
Calzoni S.r.l.	Italy
Chemical Construction Corporation	Delaware
Cardova Chemical Company, Inc.	California
Cardova Chemical Company of Michigan	Michigan
DMRAC-Aviation Corporation - SGPS, Unipessoal Lda	Portugal
EAA – Escola de Aviação Aerocondor, S.A.	Portugal
Eagle Technology, LLC	Delaware
Easton Development Company, LLC	California
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
GDX LLC	Delaware
GT & MC, Inc.	Delaware
Harris Asia Pacific Sdn. Bhd.	Malaysia
Harris Atlas Systems LLC*	UAE
Harris Cayman Ltd.	Cayman Islands
Harris Communications MH Spain, S. L.	Spain
Harris Communications Pakistan (Private) Limited	Pakistan
Harris Communications Systems India Private Limited	India
Harris Denmark ApS	Denmark
Harris Denmark Holding ApS	Denmark
Harris International Saudi Communications	Saudi Arabia
Harris International Venezuela, C.A.	Venezuela
Harris Luxembourg S.a.r.l.	Luxembourg
Harris Pension Management Limited	United Kingdom
Harris Solid State (Malaysia) Sdn. Bhd.	Malaysia
Honeywell TCAS Inc.*	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L-3 Communications Advanced Aviation, Inc.	Montana
L-3 Communications Advanced Aviation, LLC	Montana
L-3 Communications Holding GmbH	Germany
L3 CTS Airline Academy (NZ) Limited	New Zealand
L3 Kenya Ltd	Kenya
L-3 Societá Srl.	Italy
L3 Technologies, Inc.	Delaware
L3Harris Aerosim Academy, Inc.	Florida
L3Harris Afghanistan LLC	Delaware
L3Harris AJRD Holdings, Inc.	Delaware
L3Harris Applied Defense Solutions, Inc.	Delaware
L3Harris Applied Technologies, Inc.	Delaware
L3Harris Arctic Services, Inc.	Delaware
L3Harris Assured Communications Romania S.R.L.	Romania
L3Harris Australia Finance Pty Limited	Australia
L3Harris Australia Holdings Pty Ltd	Australia
L3Harris Autonomous Surface Vehicles Limited	United Kingdom
L3Harris Aviation Products, Inc.	Delaware
L3Harris Azimuth Security Pty. Limited	Australia
L3Harris Cincinnati Electronics Corporation	Ohio
L3Harris Commercial Training Solutions Limited	United Kingdom
L3Harris Communications & Services HK Limited	Hong Kong
L3Harris Communications Australia Pty Ltd	Australia
L3Harris Communications Chile Limitada	Chile
L3Harris Communications Malaysia Sdn. Bhd.	Malaysia
L3Harris Communications Spain, S.L.	Spain
L3Harris Communications Systems UK Limited	United Kingdom
L3Harris Comunicações e Participações do Brasil Ltda	Brazil
L3Harris Credit Holdings, Inc.	Delaware
L3Harris CTS Airline and Academy Training Limited	United Kingdom
L3Harris CTS Group Limited	United Kingdom
L3Harris CTS Limited	United Kingdom
L3Harris Defence Investments Limited	United Kingdom
L3Harris Domestic Holdings, Inc.	Delaware
L3Harris Electrodynamics, Inc.	Arizona
L3Harris Exelis Australia Pty Ltd	Australia
L3Harris Felec Services, Inc.	Delaware
L3Harris Finance Americas, Inc.	Canada
L3Harris Flight Data Services Limited	United Kingdom
L3Harris Flight Data Services, Inc.	Arizona
L3Harris Flight Training Acquisitions LLC	Delaware
L3Harris ForceX, Inc.	Tennessee

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L3Harris Foreign Holdings, Inc.	Delaware
L3Harris Fuzing and Ordnance Systems, Inc.	Delaware
L3Harris Global Communications, Inc.	New York
L3Harris Global Holding UK Ltd	United Kingdom
L3Harris Holdco LLC	Delaware
L3Harris Holdings Canada Inc.	Canada
L3Harris Holdings, Inc.	Delaware
L3Harris Integrated Mission Systems Australia Pty Ltd	Australia
L3Harris International Holdings, LLC	Delaware
L3Harris International, Inc.	Delaware
L3Harris Interstate Electronics Corporation	California
L3Harris Investments, LLC	Delaware
L3Harris Kigre, Inc.	Ohio
L3Harris Linchpin Labs, Inc.	Delaware
L3Harris Manatee Investment LLC	Delaware
L3Harris Mapps Inc.	Canada
L3Harris MAPPS Limited	United Kingdom
L3Harris MAPPS Sdn. Bhd.	Malaysia
L3Harris Maritime & Aero Private Limited	India
L3Harris Maritime Power & Energy Solutions, Inc.	Delaware
L3Harris Maritime Services, Inc.	Delaware
L3Harris MAS Inc.	Canada
L3Harris Mission Critical Services, LLC	Delaware
L3Harris NexGen Communications LLC	Virginia
L3Harris Open Water Power, Inc.	Delaware
L3Harris Release & Integrated Solutions Ltd	United Kingdom
L3Harris Saudi Arabia LLC	Saudi Arabia
L3Harris Space and Airborne Systems Australia Pty Ltd	Australia
L3Harris Technologies (New Finco) Limited	United Kingdom
L3Harris Technologies AIS GP Corporation	Delaware
L3Harris Technologies ASA Limited	United Kingdom
L3Harris Technologies Australia Group Pty Ltd	Australia
L3Harris Technologies Australia Pty Ltd	Australia
L3Harris Technologies Belgium NV	Belgium
L3Harris Technologies BTC Holding, LLC	Delaware
L3Harris Technologies Canada Group Inc.	Canada
L3Harris Technologies Canada Inc.	Canada
L3Harris Technologies CTS Holdings Limited	United Kingdom
L3Harris Technologies Europe sp. z o.o.	Poland
L3Harris Technologies Flight Capital LLC	Delaware
L3Harris Technologies Germany GmbH	Germany
L3Harris Technologies Holding, LLC	Delaware
L3Harris Technologies Integrated Systems L.P.	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation
L3Harris Technologies Investments, Inc.	Delaware
L3Harris Technologies Japan GK	Japan
L3Harris Technologies Limited	Cyprus
L3Harris Technologies Netherlands B.V.	Netherlands
L3Harris Technologies UK Holding Ltd	United Kingdom
L3Harris Technologies UK Limited	United Kingdom
L3Harris Technologies UK Topco Limited	United Kingdom
L3Harris Technology & Services UK Ltd	United Kingdom
L3Harris Technology (Beijing) Co, LTD	China
L3Harris Trenchant Canada Inc.	Canada
L3Harris Trenchant Ltd	United Kingdom
L3Harris Trenchant NZ Limited	New Zealand
L3Harris Trenchant Pty Ltd	Australia
L3Harris TRL Electronics Limited	United Kingdom
L3Harris TRL Technology Limited	United Kingdom
L-Tres Comunicaciones Costa Rica, S.A.	Costa Rica
Manu Kai, LLC	Hawaii
Novadyne Energy Systems LLC	Delaware
Pro Flight Leasing LLC	Florida
PSPC Canada Systems, Inc.	Canada
RKO General, Inc.	Delaware
SAMI L3Harris Technologies LLC*	Saudi Arabia
SARL Assured Communications	Algeria
Sunshine General Services, LLC	Iraq
TKD, Inc.	California
Wescam Inc.	Canada
Wescam USA, Inc.	Florida

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* Subsidiary of L3Harris Technologies, Inc. less than 100% directly or indirectly owned by L3Harris Technologies, Inc.
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